UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2011

WRITERS’ GROUP FILM CORP.
(Exact name of registrant as specified in its charter)

Delaware	7812	56-2646829
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation)	Classification Code Number)	Identification No.)

1752 East Avenue J #266, Lancaster, California, 93535, 213-694-1888
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material DefinitiveAgreement.

On February 3, 2011 a Stock and Notes Purchase Agreement was consummated between Writers’ Group Film Corp. (“WRIT”); the largest shareholder of WRIT and its President and Chairman, Tal L. Kapelner; Glenn Benest, a shareholder and a director of WRIT; FMCOCO, Inc., a Colorado corporation (holder of a convertible note) , and Armada International Inc., a Nevada Corporation.

The transaction is for the sale of all Preferred Class, Series A Stock and Common Stock in WRIT currently held by Messrs. Kapelner and Benest, whichh represents a controlling block of stock, as well as two convertible notes held by Mr. Kapelner and one convertible note held by FMCOCO, Inc., to Armada International, Inc.

Item 5.01 Changes in Control of Registrant.

On February 3, 2011 a Stock and Notes Purchase Agreement was consummated between Writers’ Group Film Corp. (“WRIT”); the largest shareholder of WRIT and its President and Chairman, Tal L. Kapelner; Glenn Benest, a shareholder and a director of WRIT; FMCOCO, Inc., a Colorado corporation (holder of a convertible note); and Armada International Inc., a Nevada Corporation.

The transaction is for the sale of all Preferred Class, Series A Stock and Common Stock in WRIT currently held by Messrs. Kapelner and Benest, which represents a controlling block of stock, as well as two convertible notes held by Mr. Kapelner and one convertible note held by FMCOCO, Inc., to Armada International, Inc.

Specifically, Mr. Kapelner has sold to Armada International all 73,550,000 shares he holds of WRIT’s Common Stock (representing 56.35% of the issued and outstanding shares of the WRIT Common Stock) as well as two convertible notes he holds with face values of $11,000 and $3,000 respectively; Mr. Benest has sold to Armada all 800,000 shares he holds of WRIT’s Common Stock; and (c) FMCOCO has sold to Armada FMCOCO's convertible note, with a face value of $20,000.

For this the sellers have received an initial consideration of $225,000 as well as a promissory note for an additional $225,000 to be paid within six months.

Mr. Kapelner has agreed to vote all 10,000 shares he holds of WRIT’s Preferred Class, Series A Stock (representing 100% of the issued and outstanding shares of the WRIT Preferred Class, Series A Stock) in favor of the election of any members of the board of directors as nominated by Armada, until the promissory note is re-paid.

Upon satisfaction and re-payment of the $225,000 promissory note, Mr. Kapelner shall transfer, assign, convey and deliver to Armada his 10,000 shares of Preferred Class, Series A Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRITERS’ GROUP FILM CORP.

Date: February 8, 2011	By:	/s/ Tal L. Kapelner
Tal L. Kapelner
President

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